Exhibit 10.1

AMENDMENT NO. 1

TO EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 (“Amendment”) is entered into this 3rd day of May 2005 by and between Darrell Jean (the “Employee”) and Mueller Group, Inc. (the “Company”) and amends the Employment Agreement dated as of February 18, 2005 between the Employee and the Company (the “Employment Agreement”).

WHEREAS, the Employee and the Company desire to amend the Employment Agreement to correct the incorrect reference in the Employment Agreement to the bonus pool from which annual bonuses will be payable to the Employee.

NOW, THEREFORE, in consideration of the covenants and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereto hereby agree as follows:

1.                                       Defined Terms.  Capitalized words used but not defined in this Amendment have the meanings given to them in the Employment Agreement.

2.                                       Annual Bonus.  Section 4(b) of the Employment Agreement is deleted and replaced in its entirety with the following

(b)                                 Annual Bonus.  The Employee shall receive an annual bonus, payable at the conclusion of each fiscal year, equivalent to not less than five percent (5%) of the bonus pool applicable to compensate senior executives of the Company (currently, the Senior Executive Bonus Pool of Mueller Water Products, Inc., as established from time to time by the Board of Directors of Mueller Water Products, Inc.).

3.                                       Status of Employment Agreement.  Except as specifically provided in this Amendment, the Employment Agreement remains unchanged and in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 to Employment Agreement as of the date and year first above written.

MUELLER GROUP, INC.

By:	/s/ DALE B. SMITH
Name:	Dale B. Smith
Title:	Chief Executive Officer

/s/ DARRELL JEAN
Darrell Jean